Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2023 Second Quarter Results
Revenue Up 34% Compared to Q2 FY2022
Record Backlog of $1.52 Billion
Company Raises FY2023 Outlook Ranges

DOTHAN, AL, May 5, 2023 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across six southeastern states, today reported financial and operating results for the fiscal quarter ended March 31, 2023.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “We are pleased to report an excellent second quarter, typically a slower winter quarter in our seasonal business, with significant revenue growth, net loss improvement, and adjusted EBITDA growth compared to the second quarter last year. Milder-than-normal winter weather, along with lower energy costs, helped both our margins and fixed cost recovery. Now, as we enter our busy work season, our pre-inflationary backlog is largely complete, and we are right on track with our annual plan for FY23.”
Revenues were $324.9 million in the second quarter of fiscal 2023, an increase of 33.5% compared to $243.4 million in the same quarter last year. The mix of total revenue growth for the quarter was approximately 16.4% of revenue attributable to acquisitions completed subsequent to March 31, 2022 and approximately 17.1% of organic revenue in the Company’s existing markets from contract work and sales of HMA and aggregates to third parties.
Gross profit was $26.3 million in the second quarter of fiscal 2023, an increase of 110.3% compared to $12.5 million in the same quarter last year.
General and administrative expenses were $32.0 million in the second quarter of fiscal 2023, compared to $25.0 million in the same quarter last year. General and administrative expenses were lower as a percentage of total revenue in the quarter at 9.9%, compared to 10.3% in the same quarter last year.
Net loss was $5.5 million in the second quarter of fiscal 2023, an improvement compared to a net loss of $9.4 million in the same quarter last year.
Adjusted EBITDA(1) in the second quarter of fiscal 2023 was $20.8 million, an increase of 165.3% compared to the same quarter last year.
Project backlog was a record $1.52 billion at March 31, 2023, compared to $1.28 billion at March 31, 2022, and $1.47 billion at December 31, 2022.
Smith continued, “The demand environment remains robust, as our record backlog demonstrates. Migration to the Southeast continues, providing new projects in both the public and private sectors. The Infrastructure Investment and Jobs Act (IIJA) is fully implemented now, creating investments in all six of our states’ roads, bridges, and airports. CPI is well-positioned to meet this demand with our nearly 4,000 talented and dedicated employees.
“The construction industry’s labor market and supply chains continue to slowly normalize throughout our Southeastern footprint. Having outperformed in the second quarter and operating in a more consistent economic environment with a record high backlog and growth expectations for the second half of our fiscal year, we have raised and tightened the ranges in our Fiscal Year 2023 Outlook.”
(1) Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Revised Fiscal Year 2023 Outlook
The Company’s outlook for fiscal year 2023 with regard to revenue, net income and Adjusted EBITDA is as follows:
•Revenue in the range of $1.53 billion to $1.58 billion
•Net income in the range of $34 million to $42 million
•Adjusted EBITDA(1) in the range of $153 million to $165 million
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “We are pleased to see the external environment beginning to normalize, and we remain confident in the expectation of continued solid growth supported by strong demand and funding. Our business model is resilient, as demonstrated by our return to higher margins after overcoming pre-inflationary backlog and moving into higher-margin work. Our team has done an outstanding job managing the business through a challenging environment while continuing to execute our proven strategy. Today, the opportunity for growth and expansion represents the best longer-term visibility we have ever seen for the Company.”
Conference Call
The Company will conduct a conference call on May 5, 2023 at 9:00 a.m. Central Time to discuss financial and operating results for the quarter ended March 31, 2023. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through May 12, 2023 by calling (201) 612-7415 and using passcode ID: 13735455#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across six southeastern states. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminal, the company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contacts:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow –

Construction Partners, Inc.
Consolidated Statements of Income
(unaudited, in thousands, except share and per share data)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2023	2022	2023	2022
Revenues	$324,850	$243,385	$666,629	$528,349
Cost of revenues	298,570	230,888	609,853	482,888
Gross profit	26,280	12,497	56,776	45,461
General and administrative expenses	(31,989)	(25,000)	(61,714)	(49,946)
Gain on sale of property, plant and equipment	3,158	1,014	3,326	1,455
Gain on facility exchange	—	—	5,389	—
Operating income (loss)	(2,551)	(11,489)	3,777	(3,030)
Interest expense, net	(4,802)	(859)	(8,762)	(2,123)
Other income	398	43	432	159
Loss before provision for income taxes	(6,955)	(12,305)	(4,553)	(4,994)
Provision for income taxes	(1,474)	(2,887)	(964)	(1,087)
Net loss	(5,481)	(9,418)	(3,589)	(3,907)
Other comprehensive income (loss), net of tax
Unrealized gain (loss) on interest rate swap contract, net	(3,460)	5,580	(4,752)	7,025
Unrealized gain (loss) on restricted investments, net	81	(122)	117	(122)
Other comprehensive income (loss)	(3,379)	5,458	(4,635)	6,903
Comprehensive income (loss)	$(8,860)	$(3,960)	$(8,224)	$2,996

Net loss per share attributable to common stockholders:
Basic	$(0.11)	$(0.18)	$(0.07)	$(0.08)
Diluted	$(0.11)	$(0.18)	$(0.07)	$(0.08)

Weighted average number of common shares outstanding:
Basic	51,827,365	51,793,443	51,826,143	51,744,052
Diluted	51,827,365	51,793,443	51,826,143	51,744,052

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31,	September 30,
	2023	2022
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$30,512	$35,531
Restricted cash	119	28
Contracts receivable including retainage, net	243,261	265,207
Costs and estimated earnings in excess of billings on uncompleted contracts	29,126	29,271
Inventories	86,197	74,195
Prepaid expenses and other current assets	16,900	12,957
Total current assets	406,115	417,189
Property, plant and equipment, net	502,985	481,412
Operating lease right-of-use assets	16,792	13,985
Goodwill	163,385	129,465
Intangible assets, net	15,399	15,976
Investment in joint venture	87	87
Restricted investments	11,303	6,866
Other assets	24,755	30,541
Total assets	$1,140,821	$1,095,521
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$121,422	$130,468
Billings in excess of costs and estimated earnings on uncompleted contracts	62,004	52,477
Current portion of operating lease liabilities	2,243	2,209
Current maturities of long-term debt	13,500	12,500
Accrued expenses and other current liabilities	26,158	28,484
Total current liabilities	225,327	226,138
Long-term liabilities:
Long-term debt, net of current maturities and deferred debt issuance costs	408,967	363,066
Operating lease liabilities, net of current portion	14,982	12,059
Deferred income taxes, net	24,938	26,713
Other long-term liabilities	13,919	11,666
Total long-term liabilities	462,806	413,504
Total liabilities	688,133	639,642
Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized at March 31, 2023 and September 30, 2022 and no shares issued and outstanding	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 41,376,528 shares issued and 41,366,691 shares outstanding at March 31, 2023 and 41,195,730 shares issued and 41,193,024 shares outstanding at September 30, 2022	41	41
Class B common stock, par value $0.001; 100,000,000 shares authorized, 14,275,867 shares issued and 11,352,915 shares outstanding at March 31, 2023 and September 30, 2022	15	15
Additional paid-in capital	261,743	256,571
Treasury stock, at cost, 9,837 shares of Class A common stock at March 31, 2023 and 2,706 shares at September 30, 2022, par value $0.001	(178)	(39)
Treasury stock, at cost, 2,922,952 shares of Class B common stock at March 31, 2023 and September 30, 2022, par value $0.001	(15,603)	(15,603)
Accumulated other comprehensive income, net	12,985	17,620
Retained earnings	193,685	197,274
Total stockholders’ equity	452,688	455,879
Total liabilities and stockholders’ equity	$1,140,821	$1,095,521

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Six Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(3,589)	$(3,907)
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation, depletion, accretion and amortization of long-lived assets	38,233	33,047
Amortization of deferred debt issuance costs and debt discount	151	128
Unrealized loss (gain) on derivative instruments	2,286	(2,130)
Provision for bad debt	70	130
Gain on sale of property, plant and equipment	(3,326)	(1,455)
Gain on facility exchange	(5,389)	—
Realized losses on restricted investments	4	—
Equity-based compensation expense	5,172	3,246
Deferred income tax benefit	(224)	(245)
Other non-cash adjustments	(69)	39
Changes in operating assets and liabilities, net of acquisition:
Contracts receivable including retainage	34,092	(3,821)
Costs and estimated earnings in excess of billings on uncompleted contracts	743	(1,261)
Inventories	(10,152)	(13,665)
Prepaid expenses and other current assets	(3,246)	(8,150)
Other assets	(206)	350
Accounts payable	(12,764)	(2,426)
Billings in excess of costs and estimated earnings on uncompleted contracts	7,415	12,304
Accrued expenses and other current liabilities	(6,289)	(11,957)
Other long-term liabilities	2,784	3,067
Net cash provided by operating activities, net of acquisitions	45,696	3,294
Cash flows from investing activities:
Purchases of property, plant and equipment	(60,399)	(34,703)
Proceeds from sale of property, plant and equipment	8,301	3,777
Proceeds from facility exchange	36,987	—
Proceeds from restricted investments	866	—
Business acquisitions, net of cash acquired	(77,842)	(102,893)
Purchase of restricted investments	(5,148)	(6,358)
Net cash used in investing activities	(97,235)	(140,177)
Cash flows from financing activities:
Net proceeds from revolving credit facility	38,000	116,000
Proceeds from issuance of long-term debt, net of debt issuance costs and discount	15,000	—
Repayments of long-term debt	(6,250)	(5,000)
Purchase of treasury stock	(139)	(39)
Net cash provided by financing activities	46,611	110,961
Net change in cash and cash equivalents	(4,928)	(25,922)
Cash, cash equivalents and restricted cash:
Cash, cash equivalents and restricted cash, beginning of period	35,559	57,251
Cash, cash equivalents and restricted cash, end of period	$30,631	$31,329

Supplemental cash flow information:
Cash paid for interest	$9,047	$3,375
Cash paid for income taxes	$626	$1,076
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$4,062	$5,983
Cash paid for operating lease liabilities	$1,204	$1,144
Non-cash items:
Property, plant and equipment included with accounts payable at period end	$3,448	$1,042
Amounts payable to seller in business combination	$—	$600

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income (loss) before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) equity-based compensation expense, (v) loss on the extinguishment of debt, (vi) certain management fees and expenses and (vii) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company’s core operations. Adjusted EBITDA is a supplemental measure of our operating performance that is neither required by, nor presented in accordance with, GAAP. This measure has limitations as an analytical tool and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA because management uses this measure as a key performance indicator, and we believe that securities analysts, investors and others use this measure to evaluate companies in our industry. Our calculation of Adjusted EBITDA may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.

The following tables present a reconciliation of net income (loss), the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA for the periods presented:

Construction Partners, Inc.
Net Loss to Adjusted EBITDA Reconciliation
Fiscal Quarters Ended March 31, 2023 and 2022
(unaudited, in thousands)

	For the Three Months Ended March 31,
	2023	2022
Net loss	$(5,481)	$(9,418)
Interest expense, net	4,802	859
Provision for income taxes	(1,474)	(2,887)
Depreciation, depletion, accretion and amortization	19,858	17,144
Equity-based compensation expense	2,692	1,742
Management fees and expenses (1)	359	384
Adjusted EBITDA	$20,756	$7,824

(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2023 Updated Outlook
(unaudited, in thousands)

	For the Fiscal Year Ending September 30, 2023
	Low	High
Net income	$34,000	$42,000
Interest expense, net	19,100	19,500
Provision for income taxes	11,400	14,100
Depreciation, depletion, accretion and amortization	77,000	77,300
Equity-based compensation expense	9,800	10,400
Management fees and expenses (1)	1,700	1,700
Adjusted EBITDA	$153,000	$165,000

(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.